                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                           MJD COMMUNICATIONS, INC.


          MJD Communications, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as
                                        -----------
follows:

               1.   The name of the Corporation is MJD Communications, Inc.

               2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 30, 1993.

               3. This Amended and Restated Certificate of Incorporation (the "Amended Certificate") has been duly adopted by the Board of Directors and
      -------------------
     the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. The text of the Amended and Restated Certificate of Incorporation as amended and restated shall read in full as follows:

          "FIRST: The name of the Corporation is MJD Communications, Inc.
           -----

          SECOND: The address of its registered office in the State of Delaware
          ------
     is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act
          -----
     or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH:  The total number of shares of all classes of stock which the
          ------
     Corporation shall have authority to issue is Two Hundred Sixty-Eight Thousand Five Hundred (268,500) shares, of which (i) Thirteen Thousand Five Hundred (13,500) shares shall be designated as Series C 14% Cumulative Redeemable Nonvoting Preferred Stock, par value $.01 per share (the "Series
                                                                          ------
     C Preferred Stock"), and (ii) Two Hundred and Fifty-Five Thousand (255,000)
     -----------------
     shares of Common Stock, par value $.01 per share (the "Common Stock"), of
                                                            ------------
     which Two Hundred and Fifty-Five Thousand (255,000) shares shall be designated as Class A Voting common stock, par value $.01 per share (the "Class A Common Stock").
      --------------------

     A.   COMMON STOCK
          ------------

     1.   Voting Rights of Class A Common Stock.   The holders of Class A Common
          -------------------------------------
     Stock shall be entitled to one vote per share on all matters with respect to which they have the right to vote.

     2.   Dividend Rights of Common Stock.  Holders of Class A Common Stock
          -------------------------------
     shall be entitled to receive, ratably based on the number of shares of Common Stock held by them, such dividends and other distributions in cash, in property or in shares of capital stock of the Corporation as may be declared thereon by the Board of Directors of the Corporation from time to time out of assets or funds of the Corporation legally available therefor.

     B.   SERIES C PREFERRED STOCK
          ------------------------

     1.   Dividends.  (a) The holders of shares of Series C Preferred Stock
          ---------
     shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, cumulative dividends as provided in this Section 1. Until the dividends payable
                                   ---------
     pursuant to this Section 1 shall have been paid in full, dividends on each
                      ---------
     share of Series C Preferred Stock shall accrue on a daily basis at the rate of 14% per annum, on the sum of (i) the Liquidation Value and (ii) all accumulated and unpaid dividends thereon. Such dividends will be calculated and compounded annually and payable in arrears on December 30 of each year (a "dividend payment date") in respect of the prior twelve (12) month
         ---------------------
     period. Such dividends shall commence to accrue on each share of Series C Preferred Stock from the date of issuance thereof whether or not declared by the Board of Directors, and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and shall continue to accrue thereon until the date the Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid.

          (b) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series C Preferred Stock, such payment shall be distributed ratably among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series C Preferred Stock held by each holder.

     2.   Liquidation Preference.  (a) In the event of any liquidation,
          ----------------------
     dissolution or winding up of the affairs of the Corporation, either voluntary or involuntarily, each holder of Series C Preferred Stock shall be entitled, after provision for the payment of the Corporation's debts and other liabilities, to be paid in cash by wire transfer of immediately available federal funds the aggregate Liquidation Value of all shares of Series C Preferred Stock held by such holder plus an amount equal to the sum of all accrued and unpaid dividends thereon, whether or not declared to the date of such payment, before any distribution is made on any Junior Securities. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Series C Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the provision for the payment of the Corporation's debts and other liabilities shall be distributed among the holders of the Series C Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

          (b) Holders of Series C Preferred Stock shall not be entitled to any additional distribution in the event of any liquidation, dissolution or winding up to the affairs of the Corporation in excess of the preferential amount referred to in Section 2(a) above.

     3.   Voting Rights.  The holders of Series C Preferred Stock shall not have
          -------------
     or be entitled to any voting rights or powers, either general or special, except as required by law.

     4.   Optional Redemption.  (a) The Series C Preferred Stock then
          -------------------
     outstanding shall, at the option of the Corporation, be redeemed in whole or in part upon the occurrence of (i) an Investor Sale, (ii) the Sale of the Corporation, or (iii) an IPO (each an "Optional Redemption"). The
                                                -------------------
     Corporation shall give each holder of Series C Preferred Stock not less than ten (10) nor more than twenty (20) days notice of any such redemption contemplated by this Section 4 (the date set forth in such notice shall
                          ---------
     hereinafter be referred to as the "Optional Redemption Date"). The
                                        ------------------------
     Corporation shall redeem on the Optional Redemption Date all or any portion of the shares of Series C Preferred Stock held by the holders of Series C Preferred Stock in cash by wire transfer of immediately available funds at the Liquidation Value plus an amount equal to the sum of all accrued and unpaid dividends (whether or not declared by the Board of Directors) on the Series C Preferred Stock to be redeemed as of the Optional Redemption Date.

          (b) On and after any Optional Redemption Date dividends will cease to accumulate on shares of Series C Preferred Stock to be redeemed and the holders of the Series C Preferred Stock shall cease to have any rights as stockholders of the Corporation except the right to receive, without interest, the Liquidation Value thereof and an amount equal to the sum of all accrued and unpaid dividends, upon the surrender of the certificate(s) representing the Series C Preferred Stock to the Corporation; provided, however, that in the event any holder of Series C Preferred Stock tenders its shares to the Corporation on any Optional Redemption Date the Corporation shall be obligated to pay interest on the Liquidation Value at the rate of sixteen percent (16%) per annum or the maximum rate allowable under applicable law, whichever is lower, in the event the Corporation defaults in its obligations to pay the Liquidation Value on any such Optional Redemption Date.

          (c) The redemption by the Corporation of all or any part of the Series C Preferred Stock pursuant to this Section 4 is subject to the
                                               ---------
     provisions of applicable corporate law and to the applicable terms, conditions and restrictions contained in any financing agreement to which the Corporation is a party.

     5.   Redemption Notice.  The notice described in Section 4 hereof shall be
          -----------------                           ---------
     sent by the Corporation to the holders of the Series C Preferred Stock at their respective addresses as shall then appear on the records of the Corporation, by first class mail, postage prepaid, and shall notify such recipient of the redemption, the date of such redemption, the number of shares of Series C Preferred Stock to be redeemed, and the redemption price therefor.

     6.   Status of Reacquired Shares.  Shares of Series C Preferred Stock which
          ---------------------------
     have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Series C Preferred Stock issuable in series undesignated as to Series C and may be redesignated and reissued.

     7.   Exclusion of Other Rights.  Except as may otherwise be required by
          -------------------------
     law, the shares of Series C Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this Amended Certificate. The shares of Series C Preferred Stock shall have no preemptive or subscription rights.

     8.   Rank.  The Series C Preferred Stock shall rank senior as to rights
          ----
     upon liquidation, dissolution or winding up to all Junior Securities, whenever issued.

     9.   Identical Rights.  Each share of the Series C Preferred Stock shall
          ----------------
     have the same relative rights and preferences as, and shall be identical in all respects with, all other shares of the Series C Preferred Stock.

     10.  Certificates.  So long as any shares of the Series C Preferred Stock
          ------------
     are outstanding, there shall be set forth on the face and back of each stock certificate issued by the Corporation a statement that the Corporation shall furnish without charge to each shareholder who so requests, a full statement of the designation and relative rights, preferences and limitations of each class of stock or series thereof that the Corporation is authorized to issue and of the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of each series.

     11.  Definitions.
          -----------

          "Investor Sale" means a sale of all or substantially all of the shares of Common Stock then owned by Carousel Capital Partners, L.P., Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P.

          "IPO" means the sale of shares of the Corporation to the public pursuant to an effective registration statement filed under the Securities Act of 1933, which results in an active trading market (it being understood that such an active trading market shall automatically be deemed to exist if shares are listed on a national securities exchange or on NASDAQ).

          "Junior Securities" means the Common Stock and any other equity interests (including, without limitation, warrants, stock appreciation rights, phantom stock rights, profit participation rights in debt instruments or other rights with equity features, calls or options) exercisable for or convertible into the Common Stock or other equity interests.

          "Liquidation Value" of any share of Series C Preferred Stock shall be $10.00.

          "Person" means an individual, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

          "Sale of the Corporation" means the sale of the Corporation to a Person or group of Persons in a single transaction or a series of transactions pursuant to which such Person or Persons acquire (i) capital stock of the Corporation possessing the voting power to elect a majority of the Corporation's board of directors (whether by merger or consolidation or by sale, other issuance or transfer of the Corporation's capital stock, provided, however, that an initial public offering that results in such an acquisition of voting power shall not be a Sale of the Corporation unless it otherwise constitutes an IPO) or (ii) all or substantially all of the Corporation's assets determined on a consolidated basis.

          FIFTH:  The Corporation is to have perpetual existence.
          -----

          SIXTH:  The number of directors which shall constitute the whole Board
          -----
     of Directors shall be fixed by and in the manner provided in the Bylaws of the Corporation.

          SEVENTH:  In furtherance and not in limitation of the powers conferred
          -------
     by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

          EIGHTH:  Election of directors at an annual or special meeting of the
          ------
     Stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

          NINTH:  No director of the Corporation shall be personally liable to
          -----
     the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this paragraph shall
                                   --------  -------
     not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date of filing of this Amended Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing in respect of any act or omission occurring prior to the time of such repeal or modification.

          TENTH:  The Corporation shall, to the fullest extent now or hereafter
          -----
     permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

          ELEVENTH:  If any right, preference or limitation of the Common Stock
          --------
     or the Series C Preferred Stock set forth in this Amended Certificate is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth in this Amended Certificate (as so amended) which can be given effect without invalid, unlawful or unenforceable right preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation unless so expressed herein.

          TWELFTH:  The Corporation reserves the right to amend, alter, change
          -------
     or repeal any provision contained in this Amended Certificate in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation."

          IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed on this ___ day of March, 1998.



                                   By:___________________________________
                                        Name:  Eugene B. Johnson
                                        Title: Executive Vice President


Attest:

By:______________________________
   Name:  Walter E. Leach, Jr.
   Title: Senior Vice President &
          Chief Financial Officer

                             AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                           MJD COMMUNICATIONS, INC.


            MJD Communications, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as
                                             -----------
     follows:


            1.   The name of the Corporation is MJD Communications, Inc.

            2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 30, 1993.

            3. This Amended and Restated Certificate of Incorporation (the "Amended Certificate") has been duly adopted by the Board of Directors and
      -------------------
     the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. The text of the Amended Certificate of Incorporation as amended and restated shall read in full as follows:

            "FIRST:  The name of the Corporation is MJD Communications, Inc.
             -----

            SECOND:  The address of its registered office in the State of
            ------
       Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

            THIRD:  The purpose of the Corporation is to engage in any lawful
            -----
       act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            FOURTH:   The total number of shares of all classes of stock which
            ------
       the Corporation shall have authority to issue is Two Hundred Sixty-Eight Thousand Five Hundred (268,500) shares, of which (i) Thirteen Thousand Five Hundred (13,500) shares shall be designated as Series C 14% Cumulative Redeemable Nonvoting Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), and (ii) Two Hundred and
                       ------------------------
       Fifty-Five Thousand (255,000) shares of Common Stock, par value $.01 per share (the "Common Stock"), of which One Hundred Thirty Thousand
                       ------------
       (130,000) shares shall be designated as Class A Voting common stock, par value $.01 per share (the "Class A Common Stock"), and One Hundred
                                      --------------------
       Twenty-Five Thousand (125,000) shares shall be designated as Class B Nonvoting common stock (the "Class B Common Stock").
                                    --------------------

     A.   COMMON STOCK
          ------------

     1.   Ranking.  Except with respect to voting rights and certain stock
          -------
     dividend rights as provided in the proviso to Section 3, the Class A Common Stock and the Class B Common Stock shall in all respects have the same powers, preferences, rights and qualifications and shall rank pari passu
                                                                   ---- -----
     with each other.

     2.   Voting Rights of Common Stock. (a) Except as may otherwise be required
          -----------------------------
     by law, the Class B Common Stock shall have no voting rights and the holders of Class A Common Stock shall be entitled to one vote per share on all matters with respect to which they have the right to vote.

          (b) Each share of Class A Common Stock shall, at the option of its holder, be convertible into one (1) share of Class B Common Stock; and each share of Class B Common Stock shall, at the option of its holder, be convertible into one (1) share of Class A Common Stock; provided, however,
                                                             --------  -------
     in no event shall any share of Class A Common Stock be converted into Class B Common Stock unless, after giving effect thereto, there remains at least one share of Class A Common Stock outstanding. Any conversion of Common Stock in accordance with this paragraph shall be effected in accordance with the provisions of Section 3 below.
                            ---------

     3.   Dividend Rights of Common Stock.  Holders of the Class A Common
          -------------------------------
     Stock and the Class B Common Stock shall be entitled to receive, ratably based on the number of shares of Common Stock held by them, such dividends and other distributions in cash, in property or in shares of capital stock of the Corporation as may be declared thereon by the Board of Directors of the Corporation from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that if dividends are declared which are payable in
     --------  -------
     shares of any class of Common Stock, dividends will be declared which are payable at the same rate on each class of Common Stock, and share dividends payable to holders of each class will be payable only in shares of such class.

     4.   Conversion of Class A Common Stock and Class B Common Stock Into One
          --------------------------------------------------------------------
     Another.  (a) To exercise the conversion rights provided in Section 2(b)
     -------                                                     ------------
     above with respect to Class A Common Stock and Class B Common Stock, the holder of certificates representing shares to be converted shall surrender such certificates to the Corporation, duly endorsed in blank for transfer, accompanied by written notice of election to convert those shares, specifying the number of shares of Class A Common Stock or Class B Common Stock into which shares are being converted. As soon as practicable after surrender of the certificates, the Corporation shall issue and deliver a certificate or certificates representing the number of shares of Class A Common Stock or Class B Common Stock into which shares have been converted. The conversion shall be deemed to have been effected, and the shares of Class A Common Stock or Class B Common Stock into which surrendered shares have been converted shall be deemed to have been issued, on the date notice of election of such conversion is given to the Corporation. Until the certificates representing the class of Common Stock being converted have been surrendered and new certificates representing shares of the class of Common Stock into which shares are being converted have been issued, the certificates representing the class of Common Stock being converted shall serve as evidence of, and shall represent, shares of the class of Common Stock into which shares are being converted. If less than all of the shares represented by the surrendered certificates have been converted, a new certificate shall be issued by the Corporation to evidence the remaining shares.

          (b) All shares of Class A Common Stock or Class B Common Stock issued upon the conversion of shares shall be validly issued and, if the shares from which the newly issued shares were converted were fully paid and non-assessable, such new shares shall be fully paid and non-assessable. The Corporation shall pay any taxes payable in respect of Class A Common Stock or Class B Common Stock issued upon the conversion of shares. The Corporation shall not be required, however, to pay any tax imposed in connection with any transfer involved in the issuance and delivery of share certificates in a name other than that of the holder of the capital stock being converted.

          (c) The Corporation shall take all steps necessary to reserve and keep available a number of its authorized but unissued shares of Class A Common Stock or Class B Common Stock sufficient for the issuance upon conversion of all outstanding shares of Class A Common Stock or Class B Common Stock.


     B.   SERIES C PREFERRED STOCK
          ------------------------

     1.   Dividends. (a) The holders of shares of Series C Preferred Stock shall
          ---------
     be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, cumulative dividends as provided in this Section 1. Until the dividends payable pursuant to this
                      ---------
     Section 1 shall have been paid in full, dividends on each share of Series C
     ---------
     Preferred Stock shall accrue on a daily basis at the rate of 14% per annum, on the sum of (i) the Liquidation Value and (ii) all accumulated and unpaid dividends thereon. Such dividends will be calculated and compounded annually and payable in arrears on December 30 of each year (a "dividend
                                                                     --------
     payment date") in respect of the prior twelve (12) month period.  Such
     ------------
     dividends shall commence to accrue on each share of Series C Preferred Stock from the date of issuance thereof whether or not declared by the Board of Directors, and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and shall continue to accrue thereon until the date the Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid.

          (b) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series C Preferred Stock, such payment shall be distributed ratably among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series C Preferred Stock held by each holder.

     2.  Liquidation Preference.  (a) In the event of any liquidation,
         ----------------------
     dissolution or winding up of the affairs of the Corporation, either voluntary or involuntarily, each holder of Series C Preferred Stock shall be entitled, after provision for the payment of the Corporation's debts and other liabilities, to be paid in cash by wire transfer of immediately available federal funds the aggregate Liquidation Value of all shares of Series C Preferred Stock held by such holder plus an amount equal to the sum of all accrued and unpaid dividends thereon, whether or not declared to the date of such payment, before any distribution is made on any Junior Securities. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Series C Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the provision for the payment of the Corporation's debts and other liabilities shall be distributed among the holders of the Series C Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

          (b) Holders of Series C Preferred Stock shall not be entitled to any additional distribution in the event of any liquidation, dissolution or winding up to the affairs of the Corporation in excess of the preferential amount referred to in Section 2(a) above.

     3.  Voting Rights.  The holders of Series C Preferred Stock shall not have
         -------------
     or be entitled to any voting rights or powers, either general or special, except as required by law.

     4.  Optional Redemption.  (a)  The Series C Preferred Stock then
         -------------------
     outstanding shall, at the option of the Corporation, be redeemed in whole or in part upon the occurrence of (i) an Investor Sale, (ii) the Sale of the Corporation, or (iii) an IPO (each an "Optional Redemption"). The
                                                -------------------
     Corporation shall give each holder of Series C Preferred Stock not less than ten (10) nor more than twenty (20) days notice of any such redemption contemplated by this Section 4 (the date set forth in such notice shall
                          -------
     hereinafter be referred to as the "Optional Redemption Date").  The
                                        ------------------------
     Corporation shall redeem on the Optional Redemption Date all or any portion of the shares of Series C Preferred Stock held by the holders of Series C Preferred Stock in cash by wire transfer of immediately available funds at the Liquidation Value plus an amount equal to the sum of all accrued and unpaid dividends (whether or not declared by the Board of Directors) on the Series C Preferred Stock to be redeemed as of the Optional Redemption Date.

          (b) On and after any Optional Redemption Date dividends will cease to accumulate on shares of Series C Preferred Stock to be redeemed and the holders of the Series C Preferred Stock shall cease to have any rights as stockholders of the Corporation except the right to receive, without interest, the Liquidation Value thereof and an amount equal to the sum of all accrued and unpaid dividends, upon the surrender of the certificate(s) representing the Series C Preferred Stock to the Corporation; provided, however, that in the event any holder of Series C Preferred Stock tenders its shares to the Corporation on any Optional Redemption Date the Corporation shall be obligated to pay interest on the Liquidation Value at the rate of sixteen percent (16%) per annum or the maximum rate allowable under applicable law, whichever is lower, in the event the Corporation defaults in its obligations to pay the Liquidation Value on any such Optional Redemption Date.

          (c) The redemption by the Corporation of all or any part of the Series C Preferred Stock pursuant to this Section 4 is subject to the
                                               ---------
     provisions of applicable corporate law and to the applicable terms, conditions and restrictions contained in any financing agreement to which the Corporation is a party.

     5.   Redemption Notice.  The notice described in Section 4 hereof shall be
          -----------------                           ---------
     sent by the Corporation to the holders of the Series C Preferred Stock at their respective addresses as shall then appear on the records of the Corporation, by first class mail, postage prepaid, and shall notify such recipient of the redemption, the date of such redemption, the number of shares of Series C Preferred Stock to be redeemed, and the redemption price therefor.

     6.   Status of Reacquired Shares.  Shares of Series C Preferred Stock which
          ---------------------------
     have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Series C Preferred Stock issuable in series undesignated as to Series C and may be redesignated and reissued.

     7.   Exclusion of Other Rights. Except as may otherwise be required by law,
          -------------------------
     the shares of Series C Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this Amended Certificate. The shares of Series C Preferred Stock shall have no preemptive or subscription rights.

     8.   Rank. The Series C Preferred Stock shall rank senior as to rights
          ----
     upon liquidation, dissolution or winding up to all Junior Securities, whenever issued.

     9.   Identical Rights.  Each share of the Series C Preferred Stock shall
          ----------------
     have the same relative rights and preferences as, and shall be identical in all respects with, all other shares of the Series C Preferred Stock.

     10.  Certificates.  So long as any shares of the Series C Preferred Stock
          ------------
     are outstanding, there shall be set forth on the face and back of each stock certificate issued by the Corporation a statement that the Corporation shall furnish without charge to each shareholder who so requests, a full statement of the designation and relative rights, preferences and limitations of each class of stock or series thereof that the Corporation is authorized to issue and of the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of each series.

     11.  Definitions.
          -----------

          "Investor Sale" means a sale of all or substantially all of the shares of Common Stock then owned by Carousel Capital Partners, L.P., Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P.

          "IPO" means the sale of shares of the Corporation to the public pursuant to an effective registration statement filed under the Securities Act of 1933, which results in an active trading market (it being understood that such an active trading market shall automatically be deemed to exist if shares are listed on a national securities exchange or on NASDAQ).

          "Junior Securities" means the Common Stock and any other equity interests (including, without limitation, warrants, stock appreciation rights, phantom stock rights, profit participation rights in debt instruments or other rights with equity features, calls or options) exercisable for or convertible into the Common Stock or other equity interests.

          "Liquidation Value" of any share of Series C Preferred Stock shall be $10.00.

          "Person" means an individual, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

          "Sale of the Corporation" means the sale of the Corporation to a Person or group of Persons in a single transaction or a series of transactions pursuant to which such Person or Persons acquire (i) capital stock of the Corporation possessing the voting power to elect a majority of the Corporation's board of directors (whether by merger or consolidation or by sale, other issuance or transfer of the Corporation's capital stock, provided, however, that an initial public offering that results in such an acquisition of voting power shall not be a Sale of the Corporation unless it otherwise constitutes an IPO) or (ii) all or substantially all of the Corporation's assets determined on a consolidated basis.

          FIFTH:  The Corporation is to have perpetual existence.
          -----

          SIXTH: The number of directors which shall constitute the whole Board
          -----
     of Directors shall be fixed by and in the manner provided in the Bylaws of the Corporation.

          SEVENTH: In furtherance and not in limitation of the powers conferred
          -------
     by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

          EIGHTH:  Election of directors at an annual or special meeting of
          ------
     the Stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

          NINTH:  No director of the Corporation shall be personally liable to
          -----
     the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this paragraph
                                   --------  -------
     shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date of filing of this Amended Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing in respect of any act or omission occurring prior to the time of such repeal or modification.

          TENTH:  The Corporation shall, to the fullest extent now or hereafter
          -----
     permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

          ELEVENTH: If any right, preference or limitation of the Common Stock
          --------
     or the Series C Preferred Stock set forth in this Amended Certificate is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth in this Amended Certificate (as so amended) which can be given effect without invalid, unlawful or unenforceable right preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation unless so expressed herein.

          TWELFTH: The Corporation reserves the right to amend, alter, change or
          -------
     repeal any provision contained in this Amended Certificate in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation."

       IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed on this 31st day of July, 1997.



                       By:___________________________________
                            Name:  Eugene B. Johnson
                            Title: Senior Vice President



Attest:



By:__________________________
  Name:  Walter E. Leach, Jr.
  Title: Chief Financial Officer
         & Treasurer

                        CERTIFICATE OF AMENDMENT OF THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                           MJD COMMUNICATIONS, INC.


          Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, MJD COMMUNICATIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware (the "Corporation"), hereby certifies as follows:

          FIRST: The following resolution declaring advisable the amendment of the Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors of the Corporation. The resolution is as follows:

     "RESOLVED that the amendment of the Certificate of Incorporation of the Corporation is hereby declared advisable, and that Article Fourth of such Certificate of Incorporation be, and it hereby is, amended as provided in Exhibit A attached hereto."
     ---------

          SECOND: The foregoing resolution was duly adopted by the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon, by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, and has been duly adopted pursuant to the requirements of
Section 242 of said General Corporation Law.

                                * * * * * * * *

          IN WITNESS WHEREOF, MJD COMMUNICATIONS, INC. has caused this Certificate of Amendment to its Certificate of Incorporation to be signed by _______________, its _________________, who hereby acknowledges under penalties of perjury that the facts herein stated are true and this certificate is his act and deed, and attested by _______________, its _____________________, as of the
____ day of _____, 1998.


                              MJD COMMUNICATIONS, INC.


                              By:_________________________________
                                    Title:


Attest


____________________________________
Title:

                                   EXHIBIT A

                                      TO

                        CERTIFICATE OF AMENDMENT OF THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                            MJD COMMUNICATION, INC.


          1. The first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation is amended to read as follows:

          "FOURTH: The Corporation is authorized to issue a total of Six Hundred
           ------
     Seventy Thousand (670,000) shares of capital stock, of which (i) Seventy Thousand (70,000) shares shall be designated as "Series A 11% Cumulative Redeemable Convertible Voting Preferred Stock" with a par value of $0.01 per share ("Series A Preferred Stock'), (ii) Fifty-Five Thousand (55,000) share shall be designated as "Series B 11% Cumulative Redeemable Convertible Nonvoting Preferred Stock" with a par value of $0.01 per share ("Series B Preferred Stock"), (iii) Two Hundred Ninety Thousand (290,000) shares shall be designated as "Series C 14% Cumulative Redeemable Nonvoting Preferred Stock" with a par value of $0.01 per share ("Series C Preferred Stock, and together with the Series A Preferred Stock and the Series B Preferred Stock, the "Preferred Stock") and (iv) Two Hundred fifty-Five Thousand (255,000) shares shall be designated as Common Stock, with a par value of $0.01 per share (the "Common Stock"), of which One Hundred Thirty Thousand (130,000) are Class A Voting Common Stock ("voting Common Stock") and One Hundred Twenty-Five Thousand (125,000) are Class B Nonvoting Common Stock ("Nonvoting Common Stock".)"

          2. Article FOURTH of the Certificate of Incorporation of the Corporation is amended to include Section III below.

          "III.  Series C 15% cumulative Redeemable Nonvoting Preferred Stock

          1.  Designation.  The designation of such series is "Series C 14%
              -----------
     cumulative Redeemable Nonvoting Preferred Stock" (hereinafter called the "Series C Preferred Stock") and the number of shares constituting such series shall be Two Hundred Ninety Thousand (290,000) which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then currently outstanding shares of Series C Preferred Stock, plus then number of shares of Series C Preferred Stock required to be issued in connection with the payment of dividends thereon. All capitalized terms used in this Certificate of Designation and not otherwise defined shall have the meanings given to such terms in Section 12 hereof.

          2.    Dividends.  (a)  The holders of shares of Series C Preferred
                ---------
     Stock, in preference to the holders of the Junior Securities, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, cumulative dividends as provided in this Section 2. Until the dividends payable pursuant to this
     Section 2 shall have been paid in full, dividends on each share of Series C Preferred Stock shall accrue on a daily basis at the rate of 14% per annum, on the sum of (i) the Liquidation Value and (ii) all accumulated and unpaid dividends thereon. Such dividends will be calculated and compounded annually and payable in arrears on December 30 of each year (a "dividend payment date") in respect of the prior 12-month period. Such dividends shall commence to accrue on each share of Series C Preferred Stock from the date of issuance thereof whether or not declared by the Board of Directors, and whether or not there are profits, surplus or other funds of the Corporation legally available from the payment of dividends, and shall continue to accrue thereon until the date the Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid.

          (b) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series C Preferred Stock, such payment shall be distributed ratably among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series C Preferred Stock held by each holder.

          (c) Except as otherwise provided in this Certificate of Designation, the Purchase Agreement or the Shareholders' Agreement, so long as any shares of Series C Preferred Stock are outstanding, the Corporation will not declare, pay or set apart for payment any dividends or make any other distribution on or redeem any Junior Securities and will not permit any subsidiary or other affiliate to redeem, purchase or otherwise acquire for value, or set apart of any sinking or other analogous fund for the redemption or repurchase of, any Junior Securities.

          3.    Liquidation Preference.  (a) In the event of any liquidation,
                ----------------------
     dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, each holder of Series C Preferred Stock shall be entitled, after provision for the payment of the Corporation's debts and other liabilities, to be paid in cash by wire transfer of immediately available federal funds the aggregate Liquidation Value of all shares of Series C Preferred Stock held by such holder plus an amount equal to the sum of all accrued and unpaid dividends thereon, whether or not declared to the date of such payment, before any distribution is made on any Junior Securities. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Series C Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the provision for the payment of the Corporation's debts and other liabilities shall be distributed among the holders of the Series C Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

          (b) Holders of Series C preferred Stock shall not be entitled to any additional distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation in excess of the preferential amount referred to in Section 3(a) above.

          4.  Voting Rights.  The holders of Series C Preferred Stock shall not
              -------------
     have or be entitled to any voting rights or powers, either general or special, except as required by law.

          5.  Redemption.  (a) The Series C Preferred Stock then outstanding
              ----------
     shall be redeemed in whole on or after the earlier to occur of (i) June 30, 1999, (ii) the Sale of the Corporation, (iii) an IPO or (iv) an Event of Default under Section 7.1 of the Purchase Agreement (each a "Mandatory Redemption"), provided, however, that the Company shall use all of the proceeds of equity financings and debt financings occurring after the issuance of Series C Preferred Stock to redeem in whole or in part the Series C Preferred Stock then outstanding. The Corporation shall give each holder of Series C Preferred Stock not less than 10 nor more than 20 days notice of any such redemption contemplated by this Section 5 (the date set forth in such notice for the redemption of said shares of Series C Preferred Stock shall hereinafter be referred to as the "Mandatory Redemption Date"). The Corporation shall redeem on the Mandatory Redemption Date all shares of Series C Preferred Stock (or, in the case of a partial redemption pursuant to a future equity or debt financing, a portion of Series C Preferred Stock) held by the holders of Series C Preferred Stock in cash by wire transfer of immediately available funds at the Liquidation Value plus an amount equal to the sum of all accrued and unpaid dividends (whether or not declared by the Board of Directors) on the Series C Preferred Stock to be redeemed as of the Mandatory Redemption Date.

          (b) The Series C Preferred Stock may be redeemed at the option of the Corporation at any time (the "Optional Redemption"). In any such case, Corporation shall notify the holders of the Series C Preferred Stock in writing of its intent to exercise the rights afforded by this Section 5(b) and specify a date not less than 10 nor more than 60 days from the date of such notice on which the Series C Preferred Stock shall be redeemed (the "Optional Redemption Date"). The Corporation shall redeem on the Optional Redemption Date all shares of Series C Preferred Stock in cash by wire transfer of immediately available funds at the Liquidation Value plus an
                                                                      ----
     amount equal to the sum of all accrued and unpaid dividends (whether or not declared by the Board of Directors) on the Series C Preferred Stock to be redeemed as of the Optional Redemption Date Notwithstanding the immediately preceding sentence, in the event of the Series C Preferred Stock is redeemed by the Company pursuant to this Section 5(b) at any time prior to the first anniversary date of the issuance of such shares of Series C Preferred Stock, the holders thereof shall be entitled to also receive a prepayment premium in an amount equal to the amount of accrued dividends in respect of the Series C Preferred Stock that the holders would have been entitled to receive from the Optional Redemption Date to the first anniversary date of the issuance of such shares of Series C Preferred Stock being redeemed had the holders held such Series C Preferred Stock during such period.

          (c) On and after any Mandatory Redemption Date or any Optional Redemption Date, dividends will cease to accumulate on shares of Series C Preferred Stock to be redeemed and the holders of the Series C Preferred Stock shall cease to have any rights as stockholders of the Corporation except the right to receive, without interest, the Liquidation Value thereof and an amount equal to the sum of all accrued and unpaid dividends, upon the surrender of the certificate(s) representing the Series C Preferred Stock to the Corporation, provided, however, that in the event any holder of Series C Preferred Stock tenders its shares to the Corporation on any Mandatory Redemption Date or any Optional Redemption Date, the Corporation shall be obligated to pay interest on the Liquidation Value at the maximum rate allowable under applicable law in the event the Corporation defaults in its obligation to pay the Liquidation Value on any such Mandatory Redemption Date or Optional Redemption Date.

          (d) The redemption by the Corporation of all or any party of the Series C Preferred Stock pursuant that Section 5 is subject the provisions of applicable corporate law and to the applicable terms, conditions and restrictions contained in any financing agreement to which the Corporation a party.

          6.  Redemption Notice.  The notice described in Section 5 hereof shall
              -----------------
     be sent, if by or on behalf of the Corporation to the holders of the Series C preferred

     Stock at their respective addresses as shall then appear on the records of the Corporation, or if by any holder of Series C Preferred Stock to the Corporation at 5821 Fairview Road, Suite 409, Charlotte, North Carolina 28209. Attention: The President, by first class mail, postage prepaid, (i) notifying such recipient of the redemption, the date of such redemption, the number of shares of Series C Preferred Stock to be redeemed, and the redemption price thereof and (ii) in the case of any notice by or on behalf of the Corporation, stating the place or places at which the shares called for redemption shall, upon presentation and surrender of such certificates representing such shares, be redeemed.

          7.    Status of Required Shares.  Shares of Series C Preferred Stock
                -------------------------
     which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Series C Preferred Stock issuable in series undesignated as to Series C and may be redesignated and reissued.

          8.    Exclusion of Other Rights. Except as may otherwise be required
                -------------------------
     by law, the shares of Series C Preferred Stock shall not have any preference or relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation. The shares of Series C Preferred Stock shall have no preemptive or subscription rights pursuant to this Certificate of Designation.

          9.    Rank.  The Series C Preferred Stock shall rank senior as to
                ----
     dividend rights and rights upon liquidation, dissolution or winding up to all Junior Securities, whenever issued.

          10.   Identical Rights.  Each share of the Series C Preferred Stock
                ----------------
     shall have the same relative rights and preferences as, and shall be identical in all respects with, all other shares of the Series C Preferred Stock.

          11.   Certificates.  So long as any shares of the Series C Preferred
                ------------
     Stock are outstanding, there shall be set forth on the face or back of each stock certificate issued by the Corporation a statement that the Corporation shall furnish without charge to each shareholder who so requests, a full statement of designation and relative rights, preferences and limitations of each class of stock or series thereof that the Corporation is authorized to issue and of the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of each series.

          12.   Definitions.
                -----------

                  "IPO" means the first sale or distribution of securities of the Corporation in one or more states of the United States pursuant to a public offering registered under the Securities Act of 1933, as amended, in which the net proceeds to the Corporation exceed $10 million.

                  "Junior Securities" means any of the Corporation's Series A Preferred Stock, Common Stock and other equity interests (including, without limitation, warrants, stock appreciation rights, phantom stock rights, profit participation rights in debt instruments or other rights with equity features, calls or options exercisable for or convertible into such capital stock or equity interests).

                  "Liquidation Value" of any share of Series C Preferred Stock shall be $10.

                  "Person" means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization and any government, government department or agency or political subdivision thereof.

                  "Purchase Agreement" means that certain Securities Purchase Agreement dated as of June 30, 1994, as amended, among the purchasers named therein and the Corporation, as it may be amended form time to time.

                  "Sale of the Corporation" means the sale of the Corporation to a Person or group of Persons in a single transaction or a series of transactions pursuant to which such Person or Persons acquire (i) capital stock of the Corporation possessing the voting power to elect a majority of the Corporation's board of directors (whether by merger, consolidation or sale of transfer of the Corporation's capital stock, provided, however, that an IPO that results in an acquisition of voting power shall not be a sale of the Corporation) or (ii) all or substantially all of the Corporation's assets determined on a consolidated basis.

                  "Shareholders Agreement" means that certain Securityholders' Agreement dated as of June 30, 1994, as amended, among certain of the Corporation's shareholders, certain other parties and the Corporation, as it may be amended form time to time.

          13.   Severability of Provisions.  If any right, preference or
                --------------------------
     limitation of the Series C Preferred Stock set forth in this Resolution (as such Certificate of Designation may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights preferences and limitations set forth in this Resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right preference or limitation shall, nevertheless, remain in full force and effect, and no right preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation unless so expressed herein."

                      CERTIFICATE OF OWNERSHIP AND MERGER


                                    MERGING

                           MJD COMMUNICATIONS, INC.
                           (A NEW YORK CORPORATION)

                                     INTO

                           MJD COMMUNICATIONS, INC.
                           (A DELAWARE CORPORATION)


                                * * * * * * * *


     It is hereby certified that:

     FIRST:    That MJD Communications, Inc. (hereinafter "MJD New York") is a
     -----
corporation which was incorporated on the 26/th/ day of February, 1991, pursuant to the Business Corporation Law of the State of New York, the provisions of which permit the merger of a corporation of another state and a corporation organized and existing under the laws of said state.

     SECOND:   That MJD New York owns all of the outstanding shares of common
     ------
stock (the sole class of stock) of MJD Communications, Inc. (hereinafter "MJD Delaware"), a corporation incorporated on the 30/th/ day of June, 1993, pursuant to the General Corporation Law of the State of Delaware and that MJD New York hereby merges itself into MJD Delaware.

     THIRD:    That MJD New York by the following resolutions of its Board of
     -----
Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board, on the ____ day of ________, 1998 did approve, adopt and ratify the merger of itself into MJD Delaware.

     RESOLVED, that this corporation (MJD New York), be reincorporated in the State of Delaware by merging itself into MJD Delaware, pursuant to the laws of the State of New York and the State of Delaware as hereinafter provided, so that the separate existence of this corporation shall cease as soon as the merger shall become effective, and thereupon this corporation, which shall continue to exist under, and be governed by, the laws of the State of Delaware, and

     FURTHER RESOLVED, that the terms and conditions of the proposed merger are as follows:

     (a) From and after the effective date of the merger, all the estate, property, rights, privileges, powers and franchises of this corporation shall become vested in and be held by MJD Delaware as fully and entirely and without change or diminution as the same were before held and enjoyed by this corporation, and MJD Delaware shall assume all of the obligations of this corporation.

     (b) The sole issued and outstanding share of stock of MJD Delaware, owned by this corporation shall, in consideration for the approval of the merger by the shareholders of both this corporation and MJD Delaware, be canceled and returned to MJD Delaware and deemed to have the status of treasury stock.

     (c) There shall be a pro rata issuance of the issued and outstanding shares of stock of MJD Delaware to the shareholders of this corporation in the following manner:

         (i) Bugger Associates, Inc., a New York corporation shall receive Four Hundred Thousand (400,000) shares;

          (ii) Meyer Haberman shall receive Two Hundred Fifty Thousand (250,000) shares;

          (iii) Jack H. Thomas shall receive Two Hundred Twenty Thousand (220,000) shares; and

          (iv)  Eugene B. Johnson shall receive Eighty Thousand (80,000) shares.

     (d) Each share of common stock, without par value, of this corporation which shall be issued and outstanding immediately prior to the effective time of the merger shall be converted into One Hundred Thousand (100,000) issued and outstanding shares of common stock, $.01 par value, of MJD Delaware, and, from and after the effective time of the merger the holders of all of said issued and outstanding shares of common stock of this corporation shall automatically be and become holders of shares of MJD Delaware upon the basis above specified, whether or not certificates representing said shares are then issued and delivered.

     (e) After the effective time of the merger, each holder of record of any outstanding certificate or certificates theretofore representing common stock of this corporation may surrender the same to MJD Delaware at its office in Delaware and such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates of MJD Delaware representing One Hundred Thousand (100,000) multiplied by the number of shares he held in this corporation. Until so surrendered, each outstanding certificate, which, prior to the effective time of the merger, represented one or more shares of common stock of this corporation, shall be deemed for all corporate purposes to evidence ownership of the One Hundred Thousand to One distribution of shares of common stock of MJD Delaware.

     (f) From and after the effective time of the merger, the Certificate of Incorporation and the By-Laws of MJD Delaware shall be the Certificate of Incorporation and the By-Laws of MJD Delaware as in effect immediately prior to such effective time.

     (g) The members of the Board of Directors and officers of MJD Delaware shall be the members of the Board of Directors and the corresponding officers of MJD Delaware immediately before the effective time of the merger.

     (h) From and after the effective time of the merger, the assets and liabilities of this corporation and of MJD Delaware shall be entered on the books of MJD Delaware at the amounts at which they shall be carried at such time on the respective books of this corporation and of MJD Delaware, subject to the inter-corporate adjustments or elimination, if any, as may be required to give effect to the merger; and, subject to such action as may be taken by the Board of Directors of MJD Delaware, in accordance with generally-accepted accounting principles, the capital and suplus of MJD Delaware shall be equal to the capital and surplus of this corporation and of MJD Delaware.

     FOURTH:   That the proposed merger has been adopted, approved, certified,
     ------
executed and acknowledged by MJD New York, in accordance with the laws of the State of New York, under which the corporation was organized.

     FIFTH:    Anything herein or elsewhere to the contrary notwithstanding,
     -----
this merger may be amended or terminated or abandoned by the Board of Directors of MJD New York at any time prior to the date of filing the merger with the Secretary of State.

     IN WITNESS WHEREOF, said MJD New York, has caused this Certificate to be signed by Meyer Haberman, its President and attested by Daniel G. Bergstein, its Secretary, this ____ day of __________, 1998.

                              MJD COMMUNICATIONS, INC.
                              (New York)


                              By:________________________________
                                    Meyer Haberman
                                    President


ATTESTED BY:


By:_________________________________
     Daniel G. Bergstein
     Secretary

                         CERTIFICATE OF INCORPORATION

                                      OF

                           MJD COMMUNICATIONS, INC.

             ----------------------------------------------------


     I, the undersigned, for the purpose of organizing a corporation under the laws of the State of Delaware, hereby certify as follows:

     FIRST:   The name of the corporation is: MJD COMMUNICATIONS, INC.
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     SECOND:   The address of the registered office of the corporation in the
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State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City
of Wilmington, County of New Castle. The name of its registered agent of the corporation at such address is The Corporation Trust Company.

     THIRD:   The nature of the business or purposes to be conducted or promoted
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is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH:   The total number of shares of stock which the corporation shall
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have the authority to issue is one million five hundred thousand (1,500,000).
The par value  of
each such share is one cent ($.01). All such shares are of one class and are shares of common stock.

     FIFTH:   The name of mailing address of the incorporator are as follows:
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          NAME                           MAILING ADDRESS
          ----                           ---------------

          Christopher J. Gulotta         425 Park Avenue, 29/th/ Floor
                                         New York, NY 10022

     SIXTH:   The corporation is to have perpetual existence.
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     SEVENTH:   Whenever a compromise or arrangement is proposed between this
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corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under
Section 279 of Title 8 of the Delaware Code, order or meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to

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

any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     EIGHTH:   In furtherance and not in limitation of the powers conferred by
     ------
the General Corporation Law of the State of Delaware, the board of directors is expressly authorized to make, alter, amend or repeal the by-laws of the corporation.

     NINTH:   Election of directors need not be by written ballot unless the by-
     -----
laws of the corporation shall so provide.

     TENTH:   No director shall have any personal liability to the corporation
     -----
or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit.

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

     ELEVENTH:   The corporation shall, to the fullest extent permitted by
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Section 145 of the General Corporation Law of the State of Delaware, as that section may be amended and supplemented from time to time, indemnify any and all persons whom it shall have the power to indemnify under that section from and against any and all of the expenses, liabilities or other matters referred to in or covered by that section. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     TWELFTH:   The corporation reserves the right to amend, alter, change or
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repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                    Signed this 30/th/ day of June, 1993.



                           ___________________________________
                           Christopher J. Gulotta
                           Sole Incorporator

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